THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE BORROWER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

                                     FORM OF

                               SENIOR SECURED NOTE

$________                                                     February ___, 2005

FOR VALUE RECEIVED, the undersigned, SuperStock, Inc., having an address of 7660 Centurion Parkway, Jacksonville, Florida 32256 (the "Borrower"), promises to pay to the order of _____________ (the "Lender"), at the office of Lender at _______________, or at such other place as Lender may from time to time designate in writing, without offset or counterclaim, the principal sum of _______________ ($________), in lawful money of the United States of America, on or before February ___, 2007 (the "Maturity Date"), together with interest thereon, as hereinafter set forth (the "Note").

      Interest at the rate of twelve percent (12%) per annum on the principal sum of this Note from time to time outstanding shall be due commencing March 31, 2005, and continuing quarterly thereafter, prior to maturity or acceleration, quarterly payments of interest shall be due and payable. In addition, interest at the rate of four percent (4%) per annum (the "PIK Interest") shall be payable upon the Maturity Date by increasing the outstanding principal amount hereunder by the amount of such PIK Interest at the rate of 1% of the original principal amount on the last day of each calendar quarter commencing with and pro rated for the calendar quarter ended March 31, 2005. The Borrower is not required to issue additional or new notes to evidence the additional principal amounts outstanding hereunder but rather this Note shall be automatically amended to evidence such additional amounts.

      This note is the note referred to in the Security Agreement, a copy of which is attached hereto as Exhibit A (the "Security Agreement"), and is secured by the liens granted pursuant to the Security Agreement, is entitled to the benefits of the Security Agreement, and is subject to all of the agreements, terms and conditions contained therein.

      Borrower has the privilege to prepay, without penalty or premium, the indebtedness evidenced hereby in full or in part upon five (5) business days prior written notice to Lender. Borrower shall prepay, without penalty or premium, the indebtedness to the Lender in an amount equal to the net proceeds (including reduction for income, transfer and other applicable taxes and transfer costs) of the sale of any Collateral (as defined in the Security Agreement attached hereto as Exhibit A) other than sales in the ordinary course of business. All payments received by Lender shall be applied by Lender to the payment due hereunder in such manner and in such order as Lender may determine in Lender's sole and absolute discretion. Payment shall continue to be due and payable as provided herein, until this Note is paid in full.

1.    Events of Default.

      A. This Note shall become and be due and payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

            (i) Default in the payment of the principal or accrued interest on the Note when and as the same shall become due and payable, whether by acceleration or otherwise;

            (ii) Default in the due observance or performance of any material covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms hereof and such default shall continue uncured for twenty (20) days after written notice thereof, specifying such default, shall have been given to the Borrower by the holder of the Note;

            (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Borrower or of its property;

            (iv) Admission in writing of the Borrower's inability to pay its debts as they mature;

            (v) General assignment by the Borrower for the benefit of creditors;

            (vi) Filing by the Borrower of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

            (vii) Entering against the Borrower of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days;

            (viii) The sale of all or substantially all of the Borrower's assets;

            (ix) The merger or consolidation of Borrower (other than into an entity controlled by a21, Inc.) or the sale of greater than fifty percent (50%) of the issued and outstanding shares of Borrower; or

            (x) The Borrower shall incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness to __________________________, (B) indebtedness existing as of the date hereof and listed on Schedule 1.A(ix)(B),
(C) indebtedness owing in the ordinary course of business to trade suppliers arising on or after the date hereof, (D) deferred taxes, (E) indebtedness that is by its terms subordinated to the repayment of the Note on terms and conditions reasonably acceptable to Lender, (F) the incurrence of indebtedness for the purpose of financing all or any part of the purchase price of any asset in an amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) during any fiscal year of the Borrower, (G) any other indebtedness so long as not less than fifty percent (50%) of the net proceeds of such indebtedness is used to pay amounts owing under the Note, (H) indebtedness to fund the working capital needs of the Borrower provided it obtains the Lender's prior written consent, which consent shall not be unreasonably withheld or delayed and (I) indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part indebtedness permitted to be incurred under clauses (A), (B), (C), (D), (E),
(F), (G) or (H) above, this clause (ix) ("Refinancing Indebtedness"); provided, however, that the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the indebtedness so extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs incurred in connection therewith.

      B. The Borrower agrees that notice of the occurrence of any event of default will be promptly given to the holder at its registered address by certified mail.

      C. In case any one or more of the events of default specified above shall happen and be continuing, the holder of this Note may proceed to protect and enforce his rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder.

      D. In case of an event of default, interest on the Note shall be equal to the interest as calculated in the second paragraph of this Note, plus four percent (4%).

2. Lender Representations.

      A. Lender (i) is an "accredited investor," as that term is defined in Regulation D under the Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that he is capable of evaluating the merits and risks of an investment in the Borrower and the suitability thereof as an investment for Lender; (iii) has received such documents and information as he has requested and has had an opportunity to ask questions of representatives of the Borrower concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Lender; and (iv) is in a financial position to hold the Note for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Borrower.

      B. Lender is acquiring the Note for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof.

      C. Lender understands that the Note has not been registered under applicable state or federal securities laws. Lender acknowledges that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission, the Note will be required to be held indefinitely, unless and until registered under the Act and applicable state securities laws, or unless an exemption from the registration requirements of the Act and applicable state securities laws is available.

      The failure of Lender at any time to exercise any option or right hereunder shall not constitute a waiver of Lender's right to exercise such option or right at any other time.

      The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

      As used herein, the term "Lender" shall mean the Lender identified herein and his successors and assigns and any and all other holders of this Note.

      IF ANY PROVISION OF THIS NOTE IS HELD TO BE INVALID OR UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, THE OTHER PROVISIONS OF THIS NOTE SHALL REMAIN IN FULL FORCE AND EFFECT. IF THE PAYMENT OF ANY INTEREST DUE HEREUNDER WOULD SUBJECT LENDER TO ANY PENALTY UNDER APPLICABLE LAW, THEN THE PAYMENTS DUE HEREUNDER SHALL BE AUTOMATICALLY REDUCED TO WHAT THEY WOULD BE AT THE HIGHEST RATE AUTHORIZED UNDER APPLICABLE LAW.

      This Note shall be governed by, construed, and enforced in accordance with the laws of The State of New York.

      Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of: (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this Note, or at such other address as may be designated in a notice delivered or mailed as herein provided.

      Executed under seal as of the date first above written.

                                        BORROWER:
                                        SUPERSTOCK, INC.

                                        By:  ___________________________________
                                        Name:  Thomas Butta
                                        Title:  Chief Executive Officer

                                        LENDER:

                                        By:  ___________________________________
                                        Name:
                                        Title:

                                    GUARANTY

      a21, Inc. ("Guarantor") hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Lender with respect to principal payments and any and all other amount payable to Lender under this Note, now or hereafter existing, or due to become due (all such obligations hereinafter collectively called the "Guaranteed Obligations"). This Guaranty is a continuing, absolute and unconditional Guaranty, and will remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full. In order to secure its obligations under this Guaranty, Guarantor hereby agrees that, to the extent not otherwise prohibited under any law or contractual obligation, it shall use reasonable commercial efforts to cause each entity it controls whose stock, partnership or membership interest is acquired by Guarantor following the date hereof, to grant to Lender a lien and security interest in all assets of such entity.

                                        a21, INC.
                                        AS GUARANTOR:

                                        By:  ___________________________________
                                        Name:  Thomas Butta
                                        Title:  President

                                    Exhibit A

                               Security Agreement

                               Schedule 1.A(ix)(B)